Filed pursuant to Rule 424(b)(5)
Registration No. 333-227211

Prospectus Supplement
(To Prospectus dated September 6, 2018, as amended)

URBAN TEA, INC.

15,000,000 Ordinary Shares

We are offering 15,000,000 of our ordinary shares, with no par value directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. We are offering the ordinary shares in this offering at a price per share of $0.40.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “MYT.” On July 30, 2020, the closing sale price of our ordinary shares was $0.445 per share.

The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates was approximately $43 million based on 45,188,648 ordinary shares issued and outstanding, of which 36,138,648 shares are held by non-affiliates, and a per share price of $1.19, which was the last reported price on the NASDAQ Capital Market of our ordinary shares on June 15, 2020. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we issued and sold 9,000,000 ordinary shares on June 29, 2020 for gross proceeds of approximately $5.0 million pursuant to General Instruction I.B.5. of Form F-3 and accordingly we may sell up to approximately $9.3 million of our ordinary shares hereunder.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our ordinary shares. The placement agent is not purchasing or selling any of our ordinary shares offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “Commission” or “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$0.40	6,000,000
Placement Agent’s Fees (1)	$0.028	420,000
Proceeds, before expenses, to us	$0.372	5,580,000

(1)	We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to reimburse the Placement Agent $5,000 for non-accountable expenses and up to $25,000 for the reasonable and accounted fees and expenses of legal counsel. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 3, 2020, subject to customary closing conditions.

15,000,000 Ordinary Shares

Maxim Group LLC

The date of this prospectus supplement is July 30, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 6, 2018, we filed with the SEC a registration statement on Form F-3 (File No. 333-227211), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on September 19, 2018. Under this shelf registration process, we may, from time to time, issue up to $50 million in the aggregate of ordinary shares, preferred shares, warrants, and units. We may issue up to approximately $9.3 million of ordinary shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this share offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “MYT,” the “Company,” “we,” “us” and “our” or similar terms refer to Urban Tea, Inc., a British Virgin Islands (“BVI”) company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our Business

History and Development of the Company

Urban Tea, Inc. (formerly known as Delta Technology Holdings Ltd, and prior to that as CIS Acquisition Ltd.) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011. We have become a retailer and distributor of specialty tea products in China (also referred to as “PRC”) since November 2018, and have fully completed the disposition of our fine and specialty chemical manufacturing business in April 2019. Our goal is to be a leading brand of tea beverages in each city in which we currently and will operate, by selling the finest quality tea beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment. Our current business solely consists of the specialty tea product distribution and retail business.

Prior to November 2018, Urban Tea, Inc. was solely a fine and specialty chemical manufacturer, primarily engaged in manufacturing and selling of organic compounds including para-chlorotoluene (“PCT”), ortho-chlorotoluene (“OCT”), PCT/OCT downstream products, and other by-product chemicals and distributing fine and specialty chemicals to end application markets including automotive, pharmaceutical, agrochemical, dye & pigments, aerospace, ceramics, coating-printing, clean energy and food additives. Since November 2018, we started a specialty tea product distribution and retail business through our newly formed subsidiary, Shanghai Ming Yun Tang Tea Limited (“Shanghai MYT”) which controls Hunan Ming Yun Tang Brand Management Co., Ltd. (“Hunan MYT”) via a series of contractual agreements. Currently we market a wide range of trendy tea drinks, light meals, and pastries targeting China’s new urban generation in the Hunan province. Our products are focused on not only their taste but also their aesthetic presentation and health benefits. Our products are currently being offered via our own stores.

Disposition of Elite

On February 9, 2019, we entered into that certain Share Purchase Agreement (“SPA” and the transaction contemplated by the SPA is referred to as the “Disposition”) with HG Capital Group Limited pursuant to which HG Capital agreed to purchase Elite Ride Limited (“Elite”), which was our wholly owned subsidiary and a company registered in the BVI, in exchange for a cash purchase price of $1,750,000. Elite, via its 100% owned subsidiary Delta Advanced Materials Limited, a Hong Kong corporation, holds all the equity interests in all the operating subsidiaries. The Disposition closed upon satisfaction of the closing conditions of the SPA, including but not limited to the approval by the Company’s shareholders of the SPA and the transactions contemplated thereunder and receipt of a fairness opinion opining on the fairness of the Disposition to the Company’s shareholders from a financial point of view.

VIE Agreement with 39 PU Tea Co., Ltd.

MYT entered into a Share Purchase Agreement (the “39 Pu SPA”) on September 28, 2019, with Ming Yun Tang (Shanghai) Tea Co., Ltd., a wholly owned subsidiary of the Company organized under the laws of PRC (“WFOE”), Hunan 39 PU Tea Co., Ltd., (“39 Pu”), and certain shareholders of 39 Pu, who collectively hold 51% equity interest of 39 Pu (the “39 Pu Shareholders”).

Pursuant to the 39 Pu SPA, 39 Pu and the 39 Pu Shareholders have entered into a set of variable interest entity agreements (the “VIE Agreements”) with WFOE on October 2, 2019. The Company has made the initial payment of $2.4 million on October 28, 2019 and issued to certain recipients (the “Recipients”) an aggregate of 10,000,000 ordinary shares of the Company, no par value on October 17, 2019. The remaining portion of the cash consideration of $0.6 million and share consideration of 4,000,000 ordinary shares will be delivered according to the earn-out payment based on the financial performance of 39 Pu in its next fiscal year. The VIE Agreements are designed to provide Shanghai MYT with the power, rights and obligations equivalent in all material respects to those it would possess as the majority equity holder of 39 Pu, including absolute rights to control the management, operations, assets, property and revenue of 39 Pu. 39 Pu has the necessary license to carry out the tea business in China. The 39 Pu SPA closed upon satisfaction of the closing conditions of the 39 Pu SPA, including, among other things, (a) Nasdaq approval of the listing of the share consideration, (b) the delivery of the duly executed VIE Agreements, and (c) the Company’s receipt of a fairness opinion from ViewTrade Securities, Inc., an independent valuation firm engaged by the Company.

Joint Venture with T&O Management Group LLC

On October 29, 2019, the Company entered into a joint venture agreement (the “JV Agreement”) with T&O Management Group LLC, a New York State corporation (“OTTA”). Pursuant to the JV Agreement, the Company and OTTA formed Urban Tea Management Inc. under the laws of the State of New York (the “Joint Venture”). Pursuant to the terms of the JV Agreement, the Joint Venture will be directed, controlled and managed by a management committee formed by both OTTA and the Company. The Company holds 51% of the total ownership of the Joint Venture, and OTTA holds the remaining 49%. The Company is responsible for providing technology services and the overall operation planning of the Joint Venture in the United States. OTTA is responsible for applying for the business license, trademark registration, and any other necessary legal documents for the establishment of Joint Venture.

Below is the Company’s organizational structure chart as of the date of this prospectus.

Business Overview

The tea drinks we are currently offering are developed based on Anhua dark tea, which is famous in the Hunan province. These tea-based beverages include fresh milk tea, fruit tea, milk cap tea, etc. The light meals offered include selections such as salads, sandwiches, pasta, steak, burritos and other healthy options. The pastries we are offering include fresh baked bread, fresh baked cakes, frosting cakes, etc. Our goal is to be a leading brand of tea beverages in each city in which we currently and will operate, by selling the finest quality tea beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment. We have generated sales at Company-owned stores and expect to receive fee and profit sharing from the managed stores.

Products

Currently we market a wide range of trendy tea drinks, light meals, and pastries targeting China’s new urban generation in Hunan province. Our products are focused on not only their taste but also their aesthetic presentation and health benefits.

Sales Channels

Generally, in one given city, we operate one flagship store, which usually covers a floor area of 80-150 square meters (about 860-1,615 square feet). We seek to maintain our flagship stores in strategic locations that support the brand image, targeting high customer traffic locations including shopping malls, lifestyle centers and outlets. We regularly review our store portfolio, identifying new store locations and monitoring existing locations for sufficient levels of customer traffic to maintain high exposure. We actively monitor and manage the performance of our stores and seek to incorporate information learned through the monitoring process into our analytic process and future site selection and store retention decisions.

We will also operate a number of general stores, which usually cover a floor area of 60-80 square meters (about 646-860 square feet). Our general stores mainly offer tea beverages and light meals only. If a general store desires to expand the product offerings to include pastries, the store must acquire more equipment from us. The decision to offer baking products varies upon the location of general stores.

The mix of flagship stores and general stores in a given market varies is based on several factors, including our ability to access desirable local retail space, the complexity, profitability and expected ultimate size of the market for us and our ability to leverage the support infrastructure within a geographic region.

A flagship store can only be a managed store while a general store can be either a managed store, JV store (as defined below) or franchise store.

Managed Stores

Currently, all our products are offered in our managed stores where we lease the properties, hire managers and employees, purchase equipment and operate the stores ourselves.

Below is a summary of flagship and general stores operated by us as of June 2020:

Total
flagship stores	1
general stores	4
Total	5

We plan to have a total of 8 managed stores by the end of 2020, all in the Hunan province. We expect to add 5 new managed stores by June 2021 and have a total of 75 stores across China by June 2022.

JV Stores

We anticipate entering into joint venture agreements with corporate store owners pursuant to which we will contribute our products, brands, our management services etc. in return for a fixed percentage of the profit generated by such stores. We refer to such stores as “JV stores”. Such operations of managed store and JV store model is an interim step before we obtain a franchise permit to operate franchise stores.

Franchise Stores

On May 20th, 2020, we received regulatory approval from the Commercial Franchise Enterprise Administration and were approved to seek franchisees for growth opportunities throughout China.

Online Delivery

We have also teamed up with China’s leading online food ordering and delivery platforms—meituan.com (“美团”) and ele.me (“饿了么”)—to allow consumers to order drinks, light meals, and pastries through the Internet from the closest stores. Consumers, however, can order only products that are suitable for delivery, such as bread with long expiration periods, light snacks, and certain tea beverages. Some tea beverages, such as milk foam cap tea, are not offered online due to its unsuitability for delivery. After a customer places an order with these online platforms, our products will be produced in the stores and delivered by professional deliverymen. The production and delivery process is typically completed in forty (40) minutes. The online platforms charge us twenty percent (20%) to twenty five percent (25%) of the total sales amount.

Recent Developments

On June 24, 2020, we entered into certain securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to sell to such Purchasers an aggregate of 9,000,000 ordinary shares, (the “Shares”) no par value, at a price of $0.555 per share in a registered direct offering, for gross proceeds of approximately $5 million. The offering closed on June 29, 2020.

Corporate Information

Our principal executive offices are located at Huakun Times Plaza, Room 1118, Floor 11, No. 200, Erduan, East Xiang Fu Road, Yuhua District, Changsha City, Hunan Province, China, where we leased approximately 3,378 square feet of office space pursuant to a lease agreement, which lasts from June 1, 2019 to July 31, 2022 with an average annual rent approximating RMB320,000 (approximately US$46,900). We do not own any real property or have any land use rights. Our telephone number at that address is +86-511-8673-3102. Our company website is www.h-n-myt.com. Our NASDAQ symbol is MYT, and we make our SEC filings available on the Investor Relations page of our website, www.h-n-myt.com. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

The Offering

Issuer:	Urban Tea, Inc.

Ordinary Shares offered by us pursuant to this prospectus supplement:	15,000,000 ordinary shares

Offering Price:	$0.40 per ordinary share

Ordinary shares issued and outstanding before this offering:	45,188,648

Ordinary shares issued and outstanding immediately after this offering (1):	60,188,648

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $5.5 million after deducting the placement agent fee and estimated offering expenses payable to us. We intend to use the net proceeds from this offering for improving and expanding our existing business, working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“MYT”

(1)	The number of our ordinary shares issued and outstanding immediately after this offering is based on 45,188,648 ordinary shares issued and outstanding as of July 30, 2020 and 15,000,000 ordinary shares to be issued in this offering and excludes:

●	1,809,420 ordinary shares issuable upon exercise of the warrants offered in the registered direct offering closed on May 24, 2019.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 25, 2019, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Relating to the Current Pandemic

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and the U.S. have been materially affected. Our stores in China were temporarily closed until early March and have been gradually opening since then. As a result, the Company expects a lower amount of revenue and net income from February to April 2020 due to the downtime. In addition, the renovation of our new store in New York City which was expected to open in early 2020 was delayed due to COVID-19 related restrictions in the U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Risks Relating to our Joint Venture with T&O Management Group LLC

We may not be able to oversee the new joint venture efficiently.

We may not be able to oversee our new joint venture, efficiently, realize anticipated profits or effectively implement our growth and operating strategies. As we begin our operations in the United States through our joint venture, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will need to transition from a company with our primary operations in China to a company capable of supporting operations in both China and the United States. We might not be successful in such a transition. There can be no guarantee that the addition of the new joint venture will not cause us to incur additional debt and increase our exposure to market and other risks. Our failure to successfully pursue our strategies or effectively operate the joint venture entity could also have a material adverse effect on our rate of growth and operating performance.

There may be integration issues between MYT and T&O Management Group LLC

The tea kitchen’s technologies, overall operation planning, and guidance for the “Your Ladyship Tea” provided by MYT from China will need to be integrated with T&O Management Group LLC existing business resources and business culture in New York so as to achieve our operating strategies. If we are unable to achieve a successful integration with our tea making operation and New York business demand, we may not be successful in developing and marketing our new services and courses and our operating results will materially suffer. In addition, if the integrated services and courses we offer do not achieve acceptance by the marketplace, our operating results will materially suffer.

We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our tea, tea accessories, and food and beverages, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with high-quality teas, food and tea beverages. Concerns regarding the safety of our teas, food, and tea beverages or the safety and quality of our supply chain could cause consumers to avoid purchasing certain products from us or to seek alternative sources of tea, food, and tea beverages, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving teas, tea accessories, and food and beverages sold at our stores, could discourage consumers from buying our teas, food, and tea beverages and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of teas, food, and tea beverages entail a risk of product liability claims and the resulting negative publicity. For example, tea supplied to the U.S. operation store could contain contaminants that, if not detected by us, could result in illness or death upon their consumption. Similarly, food and tea beverages could contain contaminants or contain design or manufacturing defects that could result in illness, injury or death. It is possible that product liability claims will be asserted against us in the future.

We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. The costs associated with any future product recall could, individually and in the aggregate, be significant in any given fiscal year. In addition, any product recall, regardless of direct costs of the recall, may harm consumer perceptions of our teas, tea accessories, and food and beverages and have a negative impact on our future sales and results of operations.

Any loss of confidence on the part of our customers in the safety and quality of our teas, tea accessories, and food and beverages would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of quality teas, tea accessories, and food and beverages and could significantly reduce our brand value. Issues regarding the safety of any teas, tea accessories, and food and beverages sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

Incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our products, could harm our business

Instances or reports, whether true or not, of unclean water supply or food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, have in the past severely injured the reputations of companies in the food and tea beverage processing, grocery and quick-service restaurant sectors. Any report linking us to such instances could severely hurt our sales and could possibly lead to product liability claims, litigation (including class actions) and/or temporary store closures. Clean water is critical to the preparation of tea beverages, as well as ice for our cold beverages, and our ability to ensure a clean water and ice supply to our stores can be limited, particularly in some international locations. We are also continuing to incorporate more products in our food and tea beverage lineup that require freezing or refrigeration, which increases the risk of food safety related incidents if correct temperatures are not maintained due to mechanical malfunction or human error.

We also face risk by relying on third-party food and tea suppliers to provide and transport ingredients and finished products to our stores. We monitor the operations of certain of these business partners, but the product quality and service they deliver may be diminished by any number of factors beyond our control and it may be difficult to detect contamination or other defect in these products.

Additionally, we are evolving our product lineup to include more local or smaller suppliers for some of our products who may not have as rigorous quality and safety systems and protocols as larger or more national suppliers. In addition, instances of food or beverage-safety issues, even those involving solely the restaurants or stores of competitors or of suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), could, by resulting in negative publicity about us or the foodservice industry in general, adversely affect our sales on a regional or global basis. A decrease in customer traffic as a result of food-safety concerns or negative publicity, or as a result of a temporary closure of any of our stores, product recalls or food or beverage-safety claims or litigation, could materially harm our business and results of operations.

Risks Relating to British Virgin Islands Law

Rights of shareholders under BVI law differ from those under United States law, and, accordingly, our shareholders may have fewer protections.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004 (as amended, the “BVI Act”) and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our ordinary shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders will have limited or no recourse if they are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of a British Virgin Islands company and are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. As such, if those who control the company materially disregard the requirements of the BVI Act or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote or breach of a duty owed to the shareholder by the Company; and (iv) acts where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded to minority shareholders under the laws of many states in the United States.

It may be difficult to enforce judgments against us or our executive officers and directors in jurisdictions outside the United States.

Under our Memorandum and Articles of Association, as amended, we may indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. Furthermore, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder will be governed exclusively by the laws of the British Virgin Islands and subject to the jurisdiction of the British Virgin Islands courts, unless those rights or obligations do not relate to or arise out of their capacities as such. Although there is doubt as to whether United States courts would enforce these provisions in an action brought in the United States under United States securities laws, these provisions could make judgments obtained outside of the British Virgin Islands more difficult to enforce against our assets in the British Virgin Islands or jurisdictions that would apply British Virgin Islands law.

Risk Relating to This Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our ordinary shares or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ordinary shares or other securities convertible into or exchangeable for of our ordinary shares. We cannot assure you that we will be able to sell of our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Risk Relating to Our Ordinary Shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On July 10, 2019, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”).

Under the Nasdaq Listing Rules, the Company had until January 6, 2020 to regain compliance, and may be eligible for an extension of an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On December 3, 2019, the Company provided written notice to Nasdaq requesting for an extension through July 3, 2020 to demonstrate compliance with the Deficiency during the second compliance period.

On April 20, 2020, the Company received a notification letter from Nasdaq notifying the Company that Nasdaq has determined to toll the compliance periods for bid price requirements (the “Price-based Requirements”) through June 30, 2020. Accordingly, since the Company had 79 calendar days remaining in its bid price compliance period as of April 16, 2020, it will, upon reinstatement of the Price-based Requirements, still have 79 calendar days from July 1, 2020, or until September 17, 2020, to regain compliance.

If the Company has not regained compliance with the Price-based Requirements by September 17, 2020, Nasdaq may commence delisting procedures against the Company (during which the Company may have additional time of up to six months to appeal and correct its non-compliance). If the Company fails to regain compliance with the Price-based Requirements or any other listing rules when required, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.5 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for improving and expanding our existing business, working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in our ordinary shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value on December 31, 2019, was approximately $16.89 million, or $0.4669 per ordinary share. Upon our issuance of 9,000,000 ordinary shares for net proceeds of approximately $4.5 million on June 29, 2020, our adjusted net tangible book value on December 31, 2019 was approximately $21.42 million, or 0.4742 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving effect to the issue of our ordinary shares of approximately $5.5 million in this offering at an assumed offering price of $0.40 per share, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, and the issuance of 9,000,000 ordinary shares for net proceeds of approximately $4.5 million on June 29, 2020, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $26.91 million, or approximately $0.4478 per ordinary share. This represents an immediate dilution in net tangible book value of $0.0264 per share to our existing shareholders and an immediate increase in net tangible book value of $0.0478 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per ordinary share	$0.40
Net tangible book value per ordinary share as of December 31, 2019, adjusted for issuance of 9,000,000 ordinary shares on June 29, 2020	$0.4742
Dilution in net tangible book value per ordinary share attributable to existing investors	$0.0264

Net tangible book value per ordinary share after giving effect to this offering, adjusted for issuance of 9,000,000 ordinary shares on June 29, 2020	$0.4478

Increase per ordinary share to new investors	$0.0478

The above discussion and table are based on 36,180,314 ordinary shares outstanding as of December 31, 2019, and excludes:

●	1,809,420 ordinary shares issuable upon exercise of the warrants offered in the registered direct offering closed on May 24, 2019.

To the extent that we grant additional options or other awards under our stock / share incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

DIVIDEND POLICY

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

In addition, due to various restrictions under PRC laws on the distribution of dividends by WFOE, we may not be able to pay dividends to our shareholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006), contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds until such time as the accumulated reserve funds reach and remain above 50% of the registered capital amount. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

●	on an actual basis;
●	on a pro forma basis to give effect to the issuance and sale on June 29, 2020 of 9,000,000 ordinary shares at a purchase price of $0.555 per share for net proceeds of approximately $4.5 million; and

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 15,000,000 ordinary shares at the offering price of $0.40 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us;

	As of December 31, 2019
	Actual	Pro Forma	Pro Forma, as adjusted
	US$	US$	US$
Cash and Cash Equivalents	$1,810	$6,333	$11,858
Total Current Liabilities	$2,943	$2,943	$2,943
Shareholders’ equity:
Preferred shares, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Ordinary shares, no par value; unlimited number of shares authorized, 36,188,648 shares issued and outstanding	$4	$5	$6
Additional Paid in Capital	$21,025	$25,556	$31,080
Accumulated deficit	$(9,510)	$(9,510)	$(9,510)
Total shareholders’ equity	$11,297	$15,829	$21,354
Total capitalization	$14,240	$18,772	$24,297

The above discussion and table are based on 36,180,314 ordinary shares outstanding as of December 31, 2019 and excludes:

●	1,809,420 ordinary shares issuable upon exercise of the warrants offered in the registered direct offering closed on May 24, 2019.

To the extent that we grant additional options or other awards under our stock / share incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 15,000,000 of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Descriptions of Share Capital” beginning on page 5 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling ordinary shares offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 15,000,000 ordinary shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on July 30, 2020, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about August 3, 2020, subject to customary closing conditions.

We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent $5,000 for non-accountable expenses and up to $25,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per ordinary share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per Share	Total
Offering Price	$0.40	6,000,000
Placement Agent’s Fees (1)	$0.028	420,000
Proceeds, before expenses, to us	$0.372	5,580,000

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $5.5 million.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the Placement Agent a right of first refusal for a period of twelve (12) months from the closing of this offering, to act as lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left book runner and/or co-lead left placement agent with at least 75.0% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during the such period by the Company or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the trading symbol “MYT.”

LEGAL MATTERS

Certain legal matters governed by the laws of the BVI with respect to the validity of the offered securities will be opined upon for us by Harney Westwood & Riegels LP. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York. Loeb & Loeb LLP, New York, New York, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended June 30, 2019 and 2018 have been so incorporated in reliance on the reports of Centurion ZD CPA Limited, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2019, filed with the SEC on October 25, 2019;

●	the Company’s Current Reports on Form 6-K, as amended, filed with the SEC on August 14, 2019, August 30, 2019, October 1, 2019, November 4, 2019, November 6, 2019, November 8, 2019, December 23, 2019, June 18, 2020, June 22, 2020, June 29, 2020, July 20, 2020 and July 27, 2020; and

●	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Huakun Times Plaza, Room 1118, Floor 11, No. 200, Erduan, East Xiang Fu Road, Yuhua District, Changsha, People’s Republic of China, Attention: Long Yi, +86 511-8673-3102.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://http://ir.h-n-myt.com/investor. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as an exempted company with limited liability. We incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong Special Administrative Region (“Hong Kong”), China, and the U.S. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local BVI’s counsel, there is uncertainty with regard to BVI law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI’s company. The courts of the BVI in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the BVI. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the BVI’s Courts have not yet ruled in this regard. Our BVI’s counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the BVI.

As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the courts of BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

DELTA TECHNOLOGY HOLDINGS LIMITED

$50,000,000

Ordinary Shares

Preferred Shares

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ordinary shares and redeemable warrants are no longer trading in the market. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, preferred shares or warrants to purchase ordinary shares or preferred shares, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Delta Technology,” “we,” “us,” “our,” “the Company” or similar words refer to Delta Technology Holdings Limited, together with our subsidiaries.

ABOUT Delta Technology

Overview

Delta Technology (formerly CIS Acquisition Limited) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011 as a special purpose acquisition company. On September 19, 2014, we closed the business combination with Elite Ride Limited, a British Virgin Islands corporation (“Elite”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) by and among Delta Technology, Elite, Delta Advanced Materials Limited, a Hong Kong corporation (“Delta”) and the shareholders of Elite (the “Elite Shareholders”) dated September 16, 2014. Delta Technology acquired all of the shares of Elite from Elite Shareholders in exchange for the issuance to Elite Shareholders an aggregate of 6,060,000 ordinary shares, of which 4,560,000 shares were issued at closing and 1,500,000 shares (“Earnout Payment Shares”) are held in escrow and was to be released upon meeting of certain performance targets as specified in the Purchase Agreement (the “Acquisition”). 500,000 of the Earnout Payment Shares were released as a result of the Company meeting its performance targets for the fiscal year ending June 30, 2015. 1,000,000 of the Earnout Payment Shares were cancelled on July 6, 2017 when the performance targets as specified were not met.

As a result of the consummation of the Acquisition, Elite is now our wholly subsidiary. Elite was incorporated under British Virgin Islands law on September 13, 2014 solely in contemplation of the Acquisition. It is currently the holding company of all the shares of Delta, which, in turn, holds all the equity interests in four operating subsidiaries in the PRC: Jiangsu Yangtze Delta Fine Chemical Co., Ltd (“Jiangsu Delta”), Jiangsu Zhengxin New Material Research and Development Co., Ltd (“Jiangsu Zhengxin”), Jiangsu Delta Logistics Co., Ltd (“Jiangsu Logistics”), and Binhai Deda Chemical Co., Ltd (“Binhai Deda”) (collectively, the “PRC Subsidiaries”).

Delta (formerly known as China Deltachem Holdings Limited) was incorporated in Hong Kong on June 17, 2010. The principal activity of Delta is investment holding and currently operates two wholly-owned subsidiaries in the People’s Republic of China (“PRC”): Jiangsu Delta and Binhai Deda. Jiangsu Delta is the principal operating subsidiary of the Company and is engaged in the production of fine specialty chemicals.

Headquartered in Zhenjiang city, Jiangsu province, we are a fine and specialty chemical manufacturer, primarily engaged in manufacturing and selling of organic compound including para-chlorotoluene (“PCT”), ortho-chlorotoluene (“OCT”), PCT/OCT downstream products, and other by-product chemicals and distributing fine and specialty chemicals to end application markets including automotive, pharmaceutical, agrochemical, dye & pigments, aerospace, ceramics, coating-printing, clean energy and food additives.

We collaborate with reputable universities, such as the East China Normal University in order to secure our position as a market leader. We also closely monitor the market for development, trends and technological innovations and solicit customer feedback so as to keep abreast with market demands and industrial development.

As of the date of this prospectus, we have a diversified clientele with more than 300 customers based either in domestic or overseas market. Approximately 97% of our sales are to domestic customers based in Jiangsu province, Anhui province, Zhejiang province, Hubei province, Guangdong province and Chongqing Metropolitan, and the rest of its products are exported via distributors or trading companies to countries outside the PRC which include but not limited to India, Brazil, Japan, European Union member countries and America.

Our revenue for the fiscal years ended June 30, 2015, 2016 and 2017 were approximately $202 million, $53 million and $56 million, respectively, and our profit before tax for the fiscal years ended June 30, 2015, 2016 and 2017 were $5.1 million, loss before tax of $7.6 million and $28.4 million, respectively.

Corporate Information

Our principal executive offices are located at 16 Kaifa Avenue, Danyang, Jiangsu, China 212300. Our telephone number at that address is +86 511-8673-3102. We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on November 15, 2017, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF ORDINARY SHARES AND PREFERRED SHARES

The following description of our ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

Our authorized capital stock consists of 155,000,000 shares divided into: (i) 150,000,000 ordinary shares; and (ii) 5,000,000 preferred shares, each par value $0.0001 per share. As of July 17, 2018, 12,810,314 ordinary shares were outstanding. Each share, regardless if it is part of a class of ordinary shares, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the Board of Directors redeem our shares for such consideration as the Board of Directors determines.

If, at any time, our authorized number of shares is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

At least 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of a meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the meeting, and the general nature of the business to be conducted at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of ordinary shares or preferred shares. Warrants may be offered independently or together with ordinary shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of any rights to redeem or call the warrants;

•	United States federal income tax consequences of holding or exercising the warrants, if material; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, 2018, there were 359,727 outstanding warrants to purchase ordinary shares.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of ordinary shares or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares and Preferred shares” and “Description of Warrants” will apply to each unit and to any ordinary shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

 The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares and warrants will be a new issue and, other than our ordinary shares, which are listed on The Nasdaq Capital Market and The Over The Counter Bulletin Board, respectively, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our ordinary shares and warrants, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels LP to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended June 30, 2017 and June 30, 2016 have been so incorporated in reliance on the reports of Centurion ZD CPA Limited, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

•	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2017, filed with the SEC on November 15, 2017;

•	the Company’s Current Reports on Form 6-K, filed with the SEC on November 24, 2017, November 27, 2017, January 29, 2018, June 15, 2018, June 25, 2018 and July 12, 2018.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC.

15,000,000 Ordinary Shares

URBAN TEA, INC.

Prospectus Supplement

Maxim Group LLC

July 30, 2020